Exhibit 99.3

TRADEMARK SECURITY AGREEMENT dated as of November 3, 2010 (this “Agreement”), among DELTEK, INC., a Delaware corporation (the “Grantor”) and CREDIT SUISSE AG, as Collateral Agent (the “Collateral Agent”).

Reference is made to (a) the Guarantee and Collateral Agreement dated as of April 22, 2005 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Grantor, the Subsidiaries of the Grantor party thereto and the Collateral Agent and (b) the Second Amended and Restated Credit Agreement dated as of November 3, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Grantor, the Lenders from time to time party thereto and Credit Suisse AG, as administrative agent and as collateral agent. The Lenders have agreed to extend credit to the Grantor subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantor will derive substantial benefits from the extension of credit pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

SECTION 1.  Terms.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement or the Security Agreement, as applicable. The rules of construction specified in Section 1.01(b) of the Security Agreement also apply to this Agreement.

SECTION 2.  Grant of Security Interest.  As security for the payment or performance, as the case may be, in full of the Obligations, the Grantor, pursuant to the Security Agreement, did and hereby does grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in and lien on, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”):

(a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office (or any successor office), and all extensions or renewals thereof, including those listed on Schedule I attached hereto (the “Trademarks”);

(b) all goodwill associated with or symbolized by the Trademarks; and

(c) all other assets, rights and interests that uniquely reflect or embody the Trademarks;

but excluding in all cases any intent-to-use United States trademark application for which an amendment to allege use or statement of use has not been filed under 15 U.S.C § 1051(c) or 15

U.S.C § 1051(d), respectively, or, if filed, has not been deemed in conformance with 15 U.S.C § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office.

SECTION 3.  Security Agreement.  The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Trademark Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 4.  Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 5.  Choice of Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

DELTEK, INC.,

By:	/s/ David Schwiesow
Name: David Schwiesow Title: Secretary

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent,

By:	/s/ John D. Toronto
Name: John D. Toronto Title: Director

By:	/s/ Vipul Dhadda
Name: Vipul Dhadda Title: Associate